UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 2, 2015

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue Greensboro, North Carolina (Address of Principal Executive Offices)		27410 (Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously disclosed, on November 2, 2015, James M. Otterberg resigned as Vice President and Chief Financial and Chief Accounting Officer of Unifi, Inc. (the “Registrant”). The Registrant and Mr. Otterberg have entered into a Severance Agreement and Waiver of Claims (the “Severance Agreement”) that, if not revoked by Mr. Otterberg prior to November 10, 2015 pursuant to his statutory right to do so unilaterally, will be effective from November 2, 2015. Under the terms of the Severance Agreement, (i) Mr. Otterberg will receive aggregate severance pay of $300,000, subject to applicable withholding and deductions, payable over a 52-week period, (ii) Mr. Otterberg will receive lump-sum payments of the accumulated amount of his accrued and unpaid vacation pay and the amount accrued in his Supplemental Key Employee Retirement Plan (SERP) account (based on contributions as of November 2, 2015), and (iii) Mr. Otterberg will continue to receive medical and dental coverage in accordance with the Registrant’s employee welfare benefit plan through the earlier of his new employment, gainful self-employment or November 1, 2016.

In exchange for the consideration provided by the Severance Agreement, Mr. Otterberg has also agreed to, among other things, (i) refrain from engaging in certain competitive activities until November 1, 2016, (ii) keep confidential the Registrant’s confidential information until November 2, 2017, (iii) fully release the Registrant and its subsidiaries and affiliate companies from all claims arising from his employment with or separation from the Registrant, and (iv) cooperate with and assist the Registrant, in transitioning his work assignments and responsibilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

By:	/S/ W. RANDY EADDY
W. Randy Eaddy
General Counsel

Dated: November 4, 2015

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